SIFCO Industries, Inc. Names Thomas Kubera Chief Financial Officer
Cleveland--SIFCO Industries, Inc. (NYSE American: SIF) today announced that it has named Thomas Kubera as its Chief Financial Officer, effective August 7, 2018. Mr. Kubera is the Company’s existing Chief Accounting Officer and has served as Interim Chief Financial Officer since July 2017. He also previously served as Interim Chief Financial Officer in 2015. His Chief Accounting Officer duties will be absorbed into his Chief Financial Officer role. Mr. Kubera has been with the Company since May 2014.
CEO Peter W. Knapper stated, “Tom is a highly respected member of SIFCO’s management team. As Chief Financial Officer, he will continue to support our key business strategies while ensuring sound stewardship over the Company’s assets.”
Prior to joining the Company, Mr. Kubera spent nine years at Cleveland-Cliffs Inc. (previously known as Cliffs Natural Resources, Inc.), a mining and natural resources company, where he held various senior accounting roles, most recently as the Controller, Global Operations Services.
Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.
The Company's Form 10-K for the year ended September 30, 2017 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.
SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Contacts
SIFCO Industries, Inc.
Wendy Worthington, 216-881-8600
www.sifco.com